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                                                                    EXHIBIT 10.6

Confidential                                                      Execution Copy

                                 TRUST AGREEMENT

                                 BY AND BETWEEN

                  SHANGHAI FOCUS MEDIA ADVERTISEMENT CO., LTD.

                                       AND

                   FOCUS MEDIA TECHNOLOGY (SHANGHAI) CO., LTD.

                                 MARCH 28, 2005

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                                    CONTENTS

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
Article 1 - Purpose of the Trust................................................................  1

Article 2 - Trusted Property....................................................................  1

Article 3 - Beneficiary of the Trust............................................................  2

Article 4 - Delivery of the Trusted Property....................................................  2

Article 5 - Calculation and Payment of the Trust Benefit........................................  3

Article 6 - Representations, Warranties and Undertakings........................................  3

Article 7 - Term and Termination of the Trust...................................................  4

Article 8 - Notice..............................................................................  5

Article 9 - Default Liability...................................................................  5

Article 10 - Miscellaneous......................................................................  5

Execution Page..................................................................................  7
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                                 TRUST AGREEMENT

THIS TRUST AGREEMENT (this "AGREEMENT") is entered into as of March 28, 2005 in Shanghai of the People's Republic of China (the "PRC") by and between the following two Parties:

(1)   SHANGHAI FOCUS MEDIA ADVERTISEMENT CO., LTD., (the "TRUSTOR");

      Registered Address: F, Room 1003, No.1027, Changning Road, Changning District, Shanghai

      Legal Representative: Jason Nanchun Jiang

(2)   FOCUS MEDIA TECHNOLOGY (SHANGHAI) CO., LTD., (the "TRUSTEE");

      Registered Address: E, Room 1003, No.1027, Changning Road, Changning District, Shanghai

      Legal Representative: Jason Nanchun Jiang

(The Parties shall hereinafter be referred to as a "PARTY" individually, and collectively "PARTIES".)

WHEREAS:

Trustor and Trustee will jointly invest in Focus Media Digital Information Technology (Shanghai) Co., Ltd. ("FOCUS MEDIA DIGITAL"), with Trustor holding directly ninety percent (90%) of the equity interest of Focus Media Digital, Trustee holding directly one percent (1%) of the equity interest of Focus Media Digital, and the remaining nine percent (9%) of the equity interest of Focus Media Digital to be held by Trustee in the form of trust in accordance with the entrustment by Trustor and the provisions of this Agreement.

NOW, THEREFORE, in order to specify the rights and obligations of the Parties under the Trust, after friendly consultations between them, the Parties hereby agree as follows:

                         ARTICLE 1 PURPOSE OF THE TRUST

In accordance with the entrustment by Trustor and the provisions of this Agreement, Trustee will hold, in its own name, the Trusted Property (as defined below), and will manage, operate and dispose of the Trusted Property, as to effectuate the value of the Trusted Property and protect the interests of Trustor and Trustee.

                           ARTICLE 2 TRUSTED PROPERTY

The trusted property under this Agreement (the "TRUSTED PROPERTY") shall include any one or all of the followings:

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2.1   The trusted capital provided by Trustor to Trustee according to Article
      4.1 hereof, which is of the amount Renminbi ninety thousand (RMB90,000) (the "TRUSTED CAPITAL");

2.2 The nine percent (9%) of the equity interest of Focus Media Digital acquired by Trustee using the Trusted Capital (the "TRUSTED EQUITY INTEREST");

2.3 Any revenues or property of whatever form obtained by Trustee through its management, operation and disposal of the Trusted Capital or Trusted Equity Interest, including but not limited to:

      (i) bonus, profit distributions and distributable profits generated or gained from Trusted Equity Interest, or the registered capital increased from the distributable profits;

      (ii) capitals obtained from disposal of part or all of Trusted Equity Interest; and

      (iii) properties formed in whatever form from the re-investment using the revenues or properties mentioned above.

2.4 Properties formed or obtained from compensations made for, or otherwise formed or obtained in connection with the loss or damage of one or more items listed above.

                       ARTICLE 3 BENEFICIARY OF THE TRUST

3.1 The relationship of the Trust hereunder is of the self-benefited trust, with the Trustor being the beneficiary of the Trust (the "BENEFICIARY").

3.2 During the term of the Trust, subject to no violation of applicable laws and regulations, Trustor shall have the right to transfer the trust benefit right; to transfer its trust benefit right, Trustor is only required to give a [one (1) month prior] notice thereof in writing to Trustee, being not subject to prior consent from Trustee. From the date on which Trustor notifies in writing Trustee of the transfer of the trust benefit right, the new Beneficiary shall enjoy the trust benefit right, and shall therefore enjoy all rights and assume all obligations of Beneficiary.

3.3 Trustee shall deliver the revenues and other benefits obtained from the Trusted Property to Beneficiary in accordance with Article 5 of this Agreement.

                   ARTICLE 4 DELIVERY OF THE TRUSTED PROPERTY

4.1 Trustor shall, within five (5) working days of the execution of the agreement about transfer of Focus Media Digital's equity interest by Trustee with the relevant existing shareholder of Focus Media Digital (the "SELLER"), remit the Trusted Capital into the bank account designated by Seller.

4.2 Once Seller has received the Trusted Capital as mentioned above, Trustor shall be deemed to have delivered the Trusted Property to Trustee.

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             ARTICLE 5 CALCULATION AND PAYMENT OF THE TRUST BENEFIT

5.1 Any and all revenues generated from the Trusted Equity Interest, or obtained from the operation by Trustee of the Trusted Property shall be trust benefits (the "TRUST BENEFITS"), which shall belong to Beneficiary.

5.2 Where the value of the Trusted Equity Interest is increased from the capital reserve funds, public welfare funds and undistributed profits made as provision funds by Focus Media Digital, or from the increase of registered capital directly from profits by Focus Media Digital, the increased part in value shall be the Trust Benefits, which shall belong to Beneficiary.

5.3 As for any and all bonus, profit distributions or Trust Benefits in any other forms obtained by Trustee from Focus Media Digital, Trustee shall, within five (5) working days of its receipt of such Trust Benefits, remit such Trust Benefits into the bank account designated by Beneficiary.

5.4 In case of capitals obtained from transfer or otherwise disposal of all the Trusted Equity Interest by Trustee at the instruction of Trustor, such capitals shall belong to Beneficiary, and Trustee shall, within five (5) working days of its receipt of such capitals, remit such capitals into the bank account designated by Beneficiary.

             ARTICLE 6 REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

6.1   The Parties hereof each represents and warranties that:

      6.1.1 it is a company of limited liabilities duly registered and legally existing under the PRC laws with independent legal person status, and with full and independent legal status and legal capacity to execute, deliver and perform this Agreement, and may act independently as a subject of actions; and

      6.1.2 it has full corporate power and authority to execute and deliver this Agreement and all the other documents to be entered into by it in relation to the transaction contemplated hereunder, and it has full power and authority to complete the transaction contemplated hereunder.

6.2   Trustee hereby undertakes that:

      6.2.1 Trustee shall properly manage, operate and dispose of the Trusted Property in the interest of Beneficiary, and without the prior written consent from Trustor, Trustee shall not transfer or otherwise dispose of the Trusted Property, or create any encumbrance or other third party's interest on or in the Trusted Property;

      6.2.2 Trustee shall not engage in any activity that will harm the interest of Beneficiary;

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      6.2.3 Trustee shall exercise, on the request and at the instruction of
            Trustor, the voting rights and other shareholder's rights enjoyable by it for its holding the Trusted Equity Interest as set out in the Articles of Association of Focus Media Digital;

      6.2.4 Trustee shall transfer, on the request and at the instruction of Trustor, the Trusted Property, or otherwise dispose of the same as required by Trustor;

      6.2.5 Trustee shall promptly deliver the Trust Benefits or return the Trusted Property to Beneficiary;

      6.2.6 in case of any event occurring during the operation of the Trustee Capital which may threaten the security of the Trusted Capital or harm the benefits of Beneficiary, or receipt by Trustee of any notice or information concerning the Trusted Capital, Trustee shall report the same to Trustor within five (5) working days of its awareness of such event or receipt of such notice or information; and

      6.2.7 in case of any loss suffered by Beneficiary due to breach by Trustee of this Agreement or any applicable laws and regulations, Trustee shall fully indemnify Beneficiary for the loss.

                   ARTICLE 7 TERM AND TERMINATION OF THE TRUST

7.1 This Agreement shall become effective from the date on which Trustor delivers the Trusted Property to Trustee.

7.2   This Agreement may be terminated under the following circumstances:

      (i) upon delivery by Trustee of the whole Trusted Property to Beneficiary in accordance with Article 5.4, the Trust shall be terminated immediately;

      (ii) upon one (1) month prior notice in writing by either Party to the other Party to terminate the Trust hereunder, the Trust hereunder shall be terminated at the expiration of such one (1) month period, or at a later date specified in the notice; and

      (iii) the Trust hereunder shall be terminated upon occurrence of any event that leads to such termination in accordance with the laws.

7.3 Upon termination of the Trust hereunder, the Trusted Property shall belong to Beneficiary. Where the Trust hereunder is terminated according to
      Article 7.2(ii) or (iii), Trustee shall act at the instruction of Trustor to:

      (i) pay, within five (5) working days of the termination of the Trust hereunder, the Trusted Property to the bank account designated by Beneficiary; and

      (ii) take all necessary actions immediately, from the date on which the Trust hereunder is terminated, to transfer the Trusted Equity Interest to Trustor or any entity or individual designated by Trustor, and pay, within five (5) working

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            days of the completion of the transfer of the Trusted Equity
            Interest, the Trusted Property to the bank account designated by Beneficiary.

                                ARTICLE 8 NOTICE

8.1 Any notice, request, demand and other correspondences made as required by or in accordance with this Agreement shall be made in writing and delivered to the relevant Party.

8.2 The abovementioned notice or other correspondences shall be deemed to have been delivered when it is transmitted if transmitted by facsimile or telex; it shall be deemed to have been delivered when it is delivered if delivered in person; it shall be deemed to have been delivered five (5) days after posting the same if posted by mail.

                           ARTICLE 9 DEFAULT LIABILITY

9.1 The Parties agree and confirm that, if any Party (the "DEFAULTING PARTY") breaches substantially any of the agreements made under this Agreement, or fails substantially to perform any of the obligations under this Agreement, such a breach shall constitute a default under this Agreement (a "DEFAULT"), then the non-defaulting Party (the "NON-DEFAULTING PARTY") shall have the right to require the Defaulting Party to rectify such Default or take remedial measures within a reasonable period. If the Defaulting Party fails to rectify such Default or take remedial measures within such reasonable period or within ten (10) days of the non-Defaulting Party notifying the Defaulting Party in writing and requiring it to rectify the Default, then the non-Defaulting Party shall have the right, at its own discretion, to (1) terminate this Agreement and require the Defaulting Party to indemnify it fully for the damage; or (2) demand the enforcement of the Defaulting Party's obligations hereunder and require the Defaulting Party to indemnify it fully for the damage.

9.2 Notwithstanding any other provisions herein, the validity of this Article 9 shall not be affected by the suspension or termination of this Agreement.

                            ARTICLE 10 MISCELLANEOUS

10.1 This Agreement shall be prepared in the Chinese language in two (2) original copies, with each involved Party holding one (1) copy hereof.

10.2 The formation, validity, execution, amendment, interpretation and termination of this Agreement shall be subject to the PRC Laws.

10.3 Any disputes arising hereunder and in connection herewith shall be settled through consultations between the Parties, and if the Parties cannot reach an agreement regarding such disputes within thirty (30) days of their occurrence, such disputes shall be submitted to China International Economic and Trade Arbitration Commission, Shanghai Branch for arbitration in Shanghai in accordance with the arbitration rules of

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      such Commission, and the arbitration award shall be final and binding on the Parties involved in such dispute.

10.4 Any rights, powers and remedies empowered to any Party by any provisions herein shall not preclude any other rights, powers and remedies enjoyed by such Party in accordance with laws and other provisions under this Agreement, and the exercise of its rights, powers and remedies by a Party shall not preclude its exercise of its other rights, powers and remedies by such Party.

10.5 Any failure or delay by a Party in exercising any of its rights, powers and remedies hereunder or in accordance with laws (the "PARTY'S RIGHTS") shall not lead to a waiver of such rights, and the waiver of any single or partial exercise of the Party's Rights shall not preclude such Party from exercising such rights in any other way and exercising the remaining part of the Party's Rights.

10.6 The titles of the Articles contained herein shall be for reference only, and in no circumstances shall such titles be used in or affect the interpretation of the provisions hereof.

10.7 Each provision contained herein shall be severable and independent from each of other provisions, and if at any time any one or more articles herein become invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions herein shall not be affected as a result thereof.

10.8 Any amendments or supplements to this Agreement shall be made in writing and shall take effect only when properly signed by the Parties to this Agreement.

10.9  This Agreement shall be binding on the legal successors of the Parties.

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[EXECUTION PAGE]

IN WITNESS HEREOF, the Parties have caused this Trust Agreement to be executed in Shanghai as of the date first hereinabove mentioned.

SHANGHAI FOCUS MEDIA ADVERTISEMENT CO., LTD.
(Corporate Seal)

Signed by: /s/ Jason Nanchun Jiang
           ------------------------
Name: Jason Nanchun Jiang
Position: Legal Representative

FOCUS MEDIA TECHNOLOGY (SHANGHAI) CO., LTD.
(Corporate Seal)

Signed by: /s/ Jimmy Wei Yu
           -----------------
Name: Jimmy Wei Yu
Position: Authorized Representative

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